UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2023

MACOM Technology Solutions Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35451	27-0306875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Chelmsford Street Lowell, Massachusetts	01851
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (978) 656-2500
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	MTSI	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 2, 2023, MACOM Technology Solutions Holdings, Inc. (the “Company”) completed its acquisition of the radio frequency business of Wolfspeed, Inc. (the “Seller”) pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) entered into with the Seller on August 22, 2023 and previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”), filed on August 22, 2023, as amended on August 29, 2023 (the “Transaction”).

The purchase price for the Transaction consisted of $75,000,000 payable in cash and 711,528 shares of the Company’s common stock, which was determined by dividing $50,000,000 by the trailing average closing price of the Company’s common stock on Nasdaq on the thirty (30) trading days immediately preceding the date of the Purchase Agreement.

The foregoing description of the Purchase Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to the Form 8-K/A filed with the SEC on August 29, 2023 and is incorporated by reference herein.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to the agreement, are not intended as statements of fact to be relied upon by shareholders or other security holders of the Company, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the agreement, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 with respect to shares of the Company’s common stock that were issued to the Seller at the closing of the Transaction. The Company issued the shares in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01. Regulation FD Disclosure.

On December 4, 2023, the Company issued a press release announcing the completion of the Transaction. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

The financial statements required by Item 9.01(a) of this Current Report on Form 8-K will be filed by amendment not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information

The pro forma financial information required by Item 9.01(b) of this Current Report on Form 8-K will be filed by amendment not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated December 4, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Dated: December 4, 2023	By:	/s/ Stephen G. Daly
Stephen G. Daly
President and Chief Executive Officer